Exhibit 10.18

GERMAN AMERICAN BANCORP, INC.
DIRECTOR COMPENSATION PROGRAM
Restricted Stock Award Grant Notice

German American Bancorp, Inc., an Indiana corporation (together with any successor thereto, the “Company”), pursuant to its director compensation program in effect for the current July 1 to June 30 service period, hereby grants to the below-listed director participant (“Participant”) the number of shares of Restricted Stock set forth below (the “Award”), which shares are being granted under the Company’s 2019 Long-Term Equity Incentive Plan, as amended from time to time (the “Equity Plan”). The Award is subject to all of the terms and conditions set forth herein and in the Award Agreement attached hereto as Exhibit A (the “Award Agreement”) and the Equity Plan, as applicable, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Equity Plan shall have the same defined meanings in this Grant Notice and the Award Agreement.

Participant:

Award Date:

Total Shares Granted:

Vesting Schedule:

Shares	Vesting Date

By selecting the “I Accept” button, Participant agrees to be bound by the terms and conditions of the Equity Plan, the Award Agreement and this Grant Notice. Participant has reviewed the Award Agreement, the Equity Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Award Agreement and the Equity Plan. Participant (on behalf of Participant and Participant’s estate, including Participant’s personal representatives, guardians, executors and heirs) hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company’s Board of Directors, or of any Committee thereof administering the Award, upon any questions arising under the Equity Plan, this Grant Notice or the Award Agreement.

EXHIBIT A
TO AWARD GRANT NOTICE

German American Bancorp, Inc. Award Agreement

Pursuant to the Grant Notice (the “Grant Notice”) to which this Award Agreement (this “Agreement”) is attached, German American Bancorp, Inc., an Indiana corporation (together with any successor thereof, the “Company”), has granted Restricted Stock to Participant under the Company’s 2019 Long-Term Equity Incentive Plan, as amended from time to time (the “Equity Plan”), as indicated in the Grant Notice.
Capitalized terms not specifically defined herein shall have the meanings specified in the Equity Plan and the Grant Notice, unless the context clearly indicates otherwise. The Restricted Stock is subject to the terms and conditions of the Equity Plan which is incorporated herein by reference. In the event of any inconsistency between the Equity Plan and this Agreement, the terms of the Equity Plan shall control.

1.Grant of Award. In consideration of Participant’s service as a director of the Company and certain of its Subsidiaries, and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the Restricted Stock, upon the terms and conditions set forth in the Grant Notice, the Equity Plan and this Agreement, subject to adjustment as provided in Section 5.04 of the Equity Plan.

2.Vesting of the Award. Subject to earlier forfeiture and cancellation pursuant to the Equity Plan and this Agreement and possible acceleration as provided by Article VI of the Equity Plan, Participant’s rights to retain the Award (including the Restricted Stock) will vest in such amounts and on such dates as set forth in the Grant Notice (each such date, a “Vesting Date”), with such vesting being deemed to occur as of 12:01 A.M. Jasper time on the morning of the applicable Vesting Date. The period during which all or any portion of the Award is not vested shall be referred to herein as the “Restricted Period.” The Board of Directors of the Company, by the vote (or written consent in lieu thereof) of not fewer than a majority of the members thereof then in office (other than the Participant) who are independent directors for purposes of the Nasdaq independence rules and who are “non-employee directors” as defined for purposes of the rules of the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended (the “Independent Directors”), shall have the authority, in its sole judgment (which shall be conclusive and binding), to determine whether the conditions to vesting specified by this Agreement and the Equity Plan have been satisfied as of any Vesting Date or any other date, and to determine the exact amount of shares of Restricted Stock that is deemed to be vested at any time. Subject to the terms of the Equity Plan, the Board of Directors, by action of the Independent Directors, may also waive the provisions of Section 5 or otherwise shorten the Restricted Period as to any or all of the Award, and in connection with such actions may cause the Award to vest at an earlier date, whenever the Board of Directors by the above-described vote may determine that such action is appropriate by reason of changes in applicable tax or other laws or accounting principles or interpretations, or by reason of other changes in circumstances occurring after the Grant Date.

3.Participant’s Rights in Award before Vesting. Except as otherwise provided in this Agreement, Participant shall have all the rights of a holder of Shares in respect of each of Participant’s shares of Restricted Stock that are included in the Award during the Restricted Period, including, but not limited to, the right to receive all cash dividends paid on the Restricted Stock that are declared with a record date on or after the Grant Date and the right to vote the Restricted Stock on all matters to come for a vote by the holders of the Shares with a record date on or after the Grant Date.

4.Non-Certificated Nature of Restricted Stock during the Restricted Period. The Company has directed its registrar and transfer agent (the “Transfer Agent”) to issue the shares of Restricted Stock in Participant’s name as of the Grant Date, and to evidence the issuance of such shares of Restricted Stock to Participant by crediting the number of such shares of Restricted Stock to an account that has been established in Participant’s name on the Transfer Agent’s books. During the Restricted Period, the Company shall have no obligation to cause a certificate evidencing any of the shares of Restricted Stock (to the extent not yet vested) to be prepared or delivered. Any cash dividends payable in respect of the Restricted Stock during the Restricted Period pursuant to Section 3 shall be paid to Participant in cash, unless Participant otherwise directs, in which event such dividends will be paid to such account as Participant directs.

5.Forfeiture and Cancellation of the Award; Accelerated Vesting in Certain Cases.
(a)Continuing Board Service and Meeting Attendance Conditions. If Participant should not continue in service to the Company and its Subsidiaries or affiliates as a director through December 31 of the year following the year in which this grant was made for any reason other than Participant’s death or disability, the Award (including the Restricted Stock and all associated property and rights) shall be fully forfeited and cancelled. Furthermore, if Participant (i) fails to attend (for any reason other than disability) in person at least seventy-five percent (75%) of the aggregate number of meetings of the Company’s Board of Directors and the other corporate, Subsidiary or affiliate boards and committees on which Participant may be (from time to time) a member during the period of January 1 through December 31 of the year following the year in which this grant was made, or (ii) fails to attend (other than by reason of disability, illness or bona fide emergency as determined in the sole discretion of the Company’s lead independent director) the Company’s annual meeting of shareholders held in the year following the year in which this grant was made, the Award (including Participant’s Restricted Stock and all associated property and rights) shall be subject to a 50% forfeiture and cancellation. Each of the circumstances set forth above (i.e., failure to fulfill a service or attendance requirement) that results in a forfeiture of the Award (including Participant’s Restricted Stock and all associated property and rights) shall be referred to herein as a “Disqualifying Circumstance” and the date of the last fact that establishes the existence of a Disqualifying Circumstance shall be referred to herein as the “Disqualification Date.” In the event of any forfeiture or cancellation of any portion of the Restricted Stock pursuant to this Section 5, such portion of Participant’s shares of Restricted Stock shall be deemed to have been reacquired by the Company and cancelled effective as of the Disqualification Date (regardless of the date on which the Board of Directors makes a determination as to the existence of a Disqualifying Circumstance), and Participant therefore shall not have the right to receive any cash dividends or other distributions with respect to the Restricted Stock that are declared with a record date after the Disqualification Date. The existence or non-existence of a Disqualifying Circumstance (and the date of the associated Disqualification Date) shall, in the event of any uncertainty or dispute, be determined for all purposes under the Equity Plan and this Award Agreement by the Board of Directors (by vote or consent as provided by Section 2), whose judgment on such matters shall be conclusive and binding.

(b)Immediate Vesting Caused by an Extraordinary Event. If an Extraordinary Event (as defined by Section 6.06(d) of the Equity Plan) occurs during the Restricted Period, and prior to the date of any forfeiture and cancellation of the Award, then all of the Vesting Dates of the Award shall be deemed to have been accelerated to the date of the Extraordinary Event, and the Award shall be deemed fully non-restricted and non-forfeitable as of such date.

6.Non-Transferability. Prior to expiration of the Restricted Period, Participant may not sell, assign, transfer, pledge or otherwise encumber any of Participant’s unvested rights under the Award, including the unvested portion of the Restricted Stock.

7.Disclaimer of Contract. Nothing contained in this Agreement shall be construed as an obligation of the Company or any of its Subsidiaries or any other person to retain Participant as a member of the Company’s Board of Directors, or in any other capacity.

8.Securities Laws. The Company’s obligation to issue to Participant, or to deliver to Participant any stock certificates evidencing, Shares hereunder shall, if the Board of Directors so requests, be conditioned upon the Company’s receipt of a representation by Participant as to Participant’s investment intention, in such form as the Board of Directors shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities legislation. The Company shall not be required to deliver any certificates for shares under this Agreement or to issue any shares hereunder prior to (i) the admission of such shares to listing on any stock exchange on which the Shares may then be listed, and (ii) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation, as the Board of Directors shall determine to be necessary or advisable.

9.Tax and Other Withholding Obligations. The Company’s obligation to pay or deliver to Participant the Restricted Stock that constitutes the Award shall be subject to the Company’s compliance with applicable tax withholding and other required withholding or deductions, if any, with respect to the compensation realized by Participant as a result of having received the Award (including the non-cash compensation income that Participant may be deemed to realize for income tax purposes upon the lapsing of the restrictions upon all or any portion of the Award) including any deductions that may be required under the Company’s employee benefit plans (collectively, the “Withholding”). The Company may satisfy any such Withholding or other obligation by withholding from the Restricted Stock otherwise deliverable to Participant such number of shares as would have at such time a Fair Market Value equal to the amount of such obligation.

10.Potential Repayment Obligation.
(a)Basis for Award. Participant acknowledges that the Company’s decision to make the Award (including the number of shares of Restricted Stock specified by this Agreement) has been based, in part, on certain financial and operating metrics of the Company that are reflected by its financial statements or otherwise reported (publicly or internally).

(b)Recovery or Repayment under Applicable Law, Regulation or Listing Standards. Participant further acknowledges and agrees that the Company shall be entitled to seek to recover from Participant all or any part of the Award, including any cash, stock, or other property received by Participant with respect to the Award, if and as required by any repayment, recoupment or “clawback” provisions of applicable securities, banking, tax or other laws and regulations, exchange listing standards, or accounting principles or interpretations (regardless of whether such laws, regulations, principles or interpretations have been changed since the Grant Date).

(c)Board of Directors Authority and Participant’s Acceptance thereof. The Board of Directors (by vote or consent as provided by Section 2) shall have authority, in its sole judgment (which shall be conclusive and binding upon Participant), to determine whether Participant is obligated to the Company under this Section 10 to return or repay any portion of the Award previously granted and/or paid or delivered to Participant, and to determine the exact amount(s) of any such return or repayment obligation under this Section and the procedures for any such return. By accepting this Award, Participant also accepts the authority of the Board of Directors (acting through a majority as provided by Section 2) under this Agreement to make final and binding determinations with respect to all issues pertaining to the existence and amount(s) of Participant’s repayment obligation(s) under this Agreement.

(d)Interest, Fees and Tax Reporting. If Participant fails to satisfy any obligation to the Company established or claimed by the Company under this Section in full by the due date stated for satisfaction of such obligation, then Participant shall also pay to the Company interest on the fair value of such obligation from such due date until paid in full at a rate of interest equal to the prevailing national “prime rate” of interest on such due date plus an amount equal to the reasonable attorneys’ fees incurred by the Company in collecting amounts due from Participant under this Section. After shares or payments have been transferred (and/or paid) back to the Company as may be required pursuant to this Section 10, the Company shall file such federal and state tax returns or amended returns, amended W-2 forms, or other tax filings as shall be required of it by applicable law or as reasonably requested by Participant with respect to all excess income and FICA taxes withheld and/or paid by the Company in connection with or attributable to the such transfers or payments back to the Company.

11.Amendment of Awards. The Board of Directors (by vote or consent as provided by Section 2) may unilaterally amend the terms of this Award Agreement, except that no such amendment may materially impair the rights of Participant under the Award without Participant’s consent, unless such amendment is necessary to comply with applicable law, stock exchange rules or the provisions of Section 10.